EXHIBIT 3


                              Summary of Rights to
                 Purchase Series A Participating Preferred Stock


                                                            -------------------


         On October 22, 1996,  the Board of Directors of Eagle  Financial  Corp.
(the "Company") declared a dividend distribution of one Right for each outstanding share of its Common Stock to shareholders of record at the close of business on November 1, 1996. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit") of Series A Participating Preferred Stock, par value $.01 per share (the "Series A Stock"), at a Purchase Price of $100 per unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of October 22, 1996 (the "Rights Agreement") between the Company and The First National Bank of Boston, as Rights Agent.

         Initially, no separate Rights Certificates will be distributed and ownership of the Rights will be evidenced by the ownership of all Common Stock certificates representing shares then outstanding. However, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock, or (iii) 10 business days after the Board of Directors of the Company has declared any person to be an "Adverse Person."

         The Board of Directors of the Company, by a majority vote, shall declare a person to be an "Adverse Person" upon making (i) a determination that such person, alone or together with its affiliates and associates, has or will become the Beneficial Owner of 10% or more of the outstanding shares of Common Stock (provided that any such determination will not be effective until such Person has become the Beneficial Owner of 10% or more of the outstanding shares of Common Stock) and (ii) a determination, after reasonable inquiry and investigation, including consultation with such persons as the Board of Directors deems appropriate, that (a) such beneficial ownership by such person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors believes that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company or (c) such beneficial ownership is otherwise determined to be not in the best interests of the Company and its shareholders, employees, customers and communities in which the Company and its subsidiaries do business. However, the Board of Directors may not declare a person to be an Adverse Person if, prior to the time that the person acquired 10% or more of the shares of Common Stock then outstanding, such person provided to the Board of Directors in writing a statement of the person's purpose and intentions with respect to the acquisition of the Common Stock, and the Board of Directors deemed it appropriate not to declare the person an Adverse Person. The Board of Directors may impose conditions on its determination (such as the person not acquiring more than a specified amount of the Common Stock).

         Until the Distribution Date (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after October 22, 1996 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 22, 2006, unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that the Board of Directors determines that a person is an Adverse Person or a person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right, after the end of the redemption period, will thereafter have the right to receive (x) upon exercise and payment of the exercise price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right or (y) at the discretion of the Board of Directors, upon exercise and without payment of the exercise price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to the difference between the exercise price of the Right and the value of the consideration which would be payable under clause (x). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         In the event that, at any time  following the Stock  Acquisition  Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

         At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

         The Purchase Price payable, and the number of Units of Series A Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Stock, (ii) if holders of the Series A Stock are granted certain rights or warrants to subscribe for Series A Stock or convertible securities at less than the current market price of the Series A Stock, or (iii) upon the distribution to holders of the Series A Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

         No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Stock on the last trading date prior to the date of exercise.

         In general, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $.01 per Right, at any time until 10 business days following the Stock Acquisition Date or such period as may be extended. Under certain circumstances, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors (who generally are those directors who were directors of the Company on October 22, 1996 or who subsequently became directors and whose elections or nominations were approved by a majority of the Continuing Directors). Moreover, redemption would not be permitted after 10 business days following the effective date of any declaration by the Board of Directors that any person is an Adverse Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to less that 10% of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons or Adverse Persons. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                                    * * * * *


                                       3